                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Loder, Drew & Associates:

We consent to the inclusion of our report dated May 29, 1998, with respect to the balance sheets of Loder, Drew & Associates as of December 31, 1996 and 1997, and the related statements of earnings, shareholders' equity (deficiency), and cash flows for each of the years in the two-year period ended December 31, 1997, which report appears in the Form 8-K of The Profit Recovery Group International, Inc. dated August 6, 1998.

                                          KPMG PEAT MARWICK LLP

Orange County, California
August 12, 1998